UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2017

Granite Point Mortgage Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38124	61-1843143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 38th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 364-3200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On  December 12, 2017, Granite Point Mortgage Trust Inc. (the “Company”) completed a private unregistered offering (the “Notes Offering”) of $125 million aggregate principal amount of 5.625 % Convertible Senior Notes due 2022 (the “Notes”).

The Notes and the Indenture

The Notes were issued pursuant to an Indenture, dated December 12, 2017 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture dated as of December 12, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The net proceeds from the Notes Offering to the Company were approximately $121.3 million, after deducting discounts and estimated offering expenses. The Company intends to use the net proceeds from the Notes Offering to originate and acquire the Company’s target assets subject to the Company’s investment guidelines and to the extent consistent with maintaining the Company’s REIT qualification, and for general corporate purposes.

The Notes will be the Company’s general unsecured obligations, and will bear interest at a rate of 5.625% per year until maturity. Interest will be payable in cash on June 1st and December 1st of each year, beginning June 1, 2018. The Notes will mature on December 1, 2022, unless earlier converted or repurchased in accordance with their terms prior to such date.

Holders may convert their Notes into shares of the Company’s common stock, $0.01 par value per share, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate will initially equal 50.0000 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $20.00 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change, the Company will, in certain circumstances, increase the conversion rate for a holder that converts its Notes in connection with such make-whole fundamental change.

Subject to certain exceptions, the Company’s charter restricts ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of the Company’s outstanding shares of common stock, or of the Company’s outstanding capital stock, in order to protect the Company’s status as a REIT for U.S. federal income tax purposes. Notwithstanding any other provision of the Notes, no holder of Notes will be entitled to receive the Company’s common stock following conversion of such Notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in the Company’s charter.

The Company may not redeem the Notes prior to maturity. No sinking fund will be provided for the Notes.

Upon the occurrence of a fundamental change, as defined in the Indenture, holders may require the Company to purchase the Notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated, effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and any preferred equity of the Company’s subsidiaries as well as to any of the Company’s existing or future indebtedness that may be guaranteed by any of the Company’s subsidiaries (to the extent of any such guarantee).

If there is an event of default under the Notes, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable. Each of the following is an event of default with respect to the Notes:

•                  default in any payment of interest on any note when due and payable, and the default continues for a period of thirty (30) days;

•                  default in the payment of principal of any note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise;

•                  failure by the Company to comply with its obligation to convert the Notes into shares of the Company’s common stock in accordance with the indenture upon exercise of a holder’s conversion right, which failure continues for three (3) business days;

•                  failure by the Company to comply with its obligations with obligations related to a merger, consolidation or sale;

•                  failure by the Company to provide timely notice in connection with a fundamental change;

•                  failure by the Company for sixty (60) days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of the Company’s agreements contained in the Notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically provided for or which does not apply to the Notes), which notice shall state that it is a “Notice of Default” under the indenture;

•                  default following  failure by the Company to pay beyond any applicable grace period, or resulting in the acceleration of, indebtedness of the Company or any of its subsidiaries where the aggregate principal amount with respect to which the default has occurred is greater than $25,000,000 (or its foreign currency equivalent at the time); or

•                  certain events of bankruptcy, insolvency, or reorganization of the Company or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of the Company.

The summary of each of the Base Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture and the form of Note. The Base Indenture, the Supplemental Indenture and the form of Note are included as Exhibits 4.1, 4.2 and 4.3, respectively, hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes and the Indenture

Reference is made to the disclosure provided in response to Item 1.01 of this Current Report on Form 8-K, with respect to the issuance by the Company of the Notes in a private offering, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure provided in response to Item 1.01 of this Current Report on Form 8-K, with respect to the issuance by the Company of the Notes in a private offering, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit number	Description

4.1	Indenture, dated as of December 12, 2017, between the Company and Wells Fargo Bank, National Association

4.2	Supplemental Indenture, dated as of December 12, 2017, between the Company and Wells Fargo Bank, National Association

4.3	Form of 5.625% Convertible Senior Notes due 2022 (included in Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2017	GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ Rebecca B. Sandberg
		Name:	Rebecca B. Sandberg
		Title:	Vice President, General Counsel and Secretary